FOR RELEASE ON OR AFTER: July 30, 2013

CONTACT:    John Perino, VP Investor Relations
608-361-7501
john.perino@regalbeloit.com

Regal Beloit Corporation Announces Second Quarter 2013 Financial Results

BELOIT, WI - Regal Beloit Corporation (NYSE: RBC) today reported financial results for the second quarter 2013. Net sales for the second quarter 2013 were $822.0 million compared to $863.9 million for the second quarter of 2012. Net income for the second quarter 2013 was $51.1 million compared to $62.7 million for the second quarter of 2012. Diluted earnings per share for the second quarter 2013 were $1.13, reflecting the higher share count, compared to $1.49 for the second quarter of 2012.

"Our revenues for the second quarter met our expectations," said Regal Chairman and CEO Mark Gliebe. "Demand in our North American commercial and industrial businesses remained sluggish although order rates stabilized during the quarter. North American residential HVAC came in as anticipated, and we saw strength in other residential product sales. A key challenge for the quarter was higher inventory costs related to the Venezuelan currency devaluation. Additionally, we incurred incremental due diligence costs as we pursued acquisitions that fit both our strategic and financial goals. We intend to remain a consistent acquiror and yet we remain prudent in our evaluation of the opportunities. We have completed our EPC synergy program and we are shifting those resources over to our simplification initiative. We expect both efforts to improve our margins and help us to continue to deliver strong free cash flow," continued Mark Gliebe.

ADJUSTED DILUTED EARNINGS PER SHARE*	Three Months Ended		Six Months Ended
	Jun 29, 2013	Jun 30, 2012	Jun 29, 2013	Jun 30, 2012
GAAP Diluted Earnings Per Share	$1.13	$1.49	$2.22	$2.65
Restructuring Costs	0.02	0.01	0.03	0.01
Gain on Disposal of Real Estate	—	—	—	(0.02)
Purchase Accounting Costs	—	—	—	0.01
Prior Year Tax Benefit	(0.02)	—	(0.04)	—
Adjusted Diluted Earnings Per Share	$1.13	$1.50	$2.21	$2.65

*This earnings release includes non-GAAP financial measures. Schedules that reconcile these non-GAAP financial measures to the most comparable GAAP figures are included with this earnings release.

NET SALES	(Dollars In Millions)
	Three Months Ended			Six Months Ended
	Jun 29, 2013	Jun 30, 2012	% Change	Jun 29, 2013	Jun 30, 2012	% Change
Net Sales	$822.0	$863.9	(4.9)%	$1,600.2	$1,671.8	(4.3)%

Net Sales by Segment:
Electrical segment	753.3	783.6	(3.9)%	1,464.3	1,515.0	(3.4)%
Mechanical segment	68.7	80.3	(14.4)%	135.9	156.8	(13.3)%

Electrical segment net sales in the second quarter 2013 included $7.7 million from businesses acquired within the last year. North American residential HVAC net sales decreased 6.8% for the second quarter 2013 compared to the second quarter of 2012. North American commercial and industrial motor net sales decreased 5.9%, of which 2.1% was related to the expiration of our supply agreement with the purchaser of our divested pool and spa business.

Mechanical segment net sales in North America decreased 10.4% for the second quarter 2013, substantially due to weaker demand from oil and gas customers.

Second quarter 2013 net sales to regions outside the United States decreased 3.6% compared to second quarter 2012 and represented 32.6% of total net sales. The impact of foreign currency exchange rates decreased total net sales by 0.7% and international sales by 2.3% for the second quarter 2013 compared to the second quarter 2012.

In the second quarter 2013, sales of high efficiency products represented 19.6% of net sales.

GROSS PROFIT	(Dollars in Millions)
	Three Months Ended		Six Months Ended
	Jun 29, 2013	Jun 30, 2012	Jun 29, 2013	Jun 30, 2012
Gross Profit	$209.2	$220.1	$408.7	$417.7
As a percentage of net sales	25.5%	25.5%	25.5%	25.0%

Gross Profit
Electrical segment	$191.5	$197.3	$372.8	$376.1
As a percentage of net sales	25.4%	25.2%	25.5%	24.8%
Mechanical segment	$17.7	$22.8	$35.9	$41.6
As a percentage of net sales	25.8%	28.4%	26.4%	26.5%

Electrical segment gross profit for the second quarter 2013 included $1.0 million of restructuring expenses, as well as a LIFO benefit of $2.1 million resulting from lower commodity costs. Additionally, Electrical segment gross profit for the second quarter 2013 was negatively impacted by $3.6 million of higher inventory costs due to the Venezuelan currency devaluation. Second quarter 2012 Electrical segment gross profit included $0.5 million of restructuring expense and $1.5 million of LIFO expense.

OPERATING EXPENSES	(Dollars in Millions)
	Three Months Ended		Six Months Ended
	Jun 29, 2013	Jun 30, 2012	Jun 29, 2013	Jun 30, 2012
Operating Expenses	$128.1	$116.8	$251.7	$235.3
As a percentage of net sales	15.6%	13.5%	15.7%	14.1%

Operating Expenses by Segment
Electrical segment	$118.8	$105.8	$232.8	$215.3
As a percentage of net sales	15.8%	13.5%	15.9%	14.2%
Mechanical segment	$9.3	$11.0	$18.9	$20.0
As a percentage of net sales	13.5%	13.7%	13.9%	12.8%

Operating expenses for the second quarter 2013 included $0.2 million incremental expenses from the acquired business. Operating expenses also included $2.9 million of due diligence costs, bad debt expense of $1.4 million and $0.4 million of restructuring expenses. These expenses were primarily recorded in the Electrical segment.

INCOME FROM OPERATIONS	(Dollars in Millions)
	Three Months Ended		Six Months Ended
	Jun 29, 2013	Jun 30, 2012	Jun 29, 2013	Jun 30, 2012
Income from Operations	$81.1	$103.3	$157.0	$182.4
As a percentage of net sales	9.9%	12.0%	9.8%	10.9%

Income from Operations by Segment
Electrical segment	$72.7	$91.5	$140.0	$160.9
As a percentage of net sales	9.7%	11.7%	9.6%	10.6%
Mechanical segment	$8.4	$11.8	$17.0	$21.5
As a percentage of net sales	12.2%	14.7%	12.5%	13.7%

The effective tax rate for the second quarter 2013 was 25.0% compared to 30.5% for the second quarter 2012. The second quarter 2013 tax expense included a prior year benefit of $0.9 million attributable to qualification in China for a high technology tax incentive. Excluding this prior year benefit, the effective tax rate would have been 26.3%.

Interest expense was down $0.5 million compared to the second quarter 2012 due to a decline in average outstanding debt. During the second quarter 2013, the $55.0 million term loan was repaid.

For the second quarter 2013, net cash provided by operating activities was $91.3 million. For the second quarter 2013, free cash flow* represented 126.6% of net income.

“Our third quarter expectations include our typical quarter to quarter seasonality in residential HVAC, slight growth in North American commercial and industrial markets and modest improvements in China,” continued Mark Gliebe. “We expect diluted earnings per share for the third quarter of 2013 to be $1.08 to $1.16. Adding back $0.02 of restructuring charges, adjusted diluted earnings per share is expected to be $1.10 to $1.18.”

Regal management will hold a conference call to discuss the earnings release at 9:00 AM CDT (10:00 AM EDT) on Wednesday, July 31, 2013. Individuals who would like to participate by phone should dial 866-652-5200, referencing Regal. International callers should dial 412-317-6060, referencing Regal. To view the presentation during the call, please follow this link to Regal's Investors page: http://investors.regalbeloit.com/phoenix.zhtml?c=116222&p=irol-presentations.

To listen to the live audio and view the presentation via the internet, please go to: http://www.videonewswire.com/event.asp?id=95024.

A telephone replay of the call will be available through October 31, 2013, at 877-344-7529, conference ID 10031530. International callers should call 412-317-0088 using the same conference ID. A webcast replay will be available until October 31, 2013, and can be accessed at http://investors.regalbeloit.com/phoenix.zhtml?c=116222&p=irol-calendarPast or at
http://www.videonewswire.com/event.asp?id=95024.

Regal Beloit Corporation is a leading manufacturer of electric motors, mechanical and electrical motion controls and power generation products serving markets throughout the world. Regal Beloit is headquartered in Beloit, Wisconsin, and has manufacturing, sales and service facilities throughout the United States, Canada, Mexico, Europe and Asia. Regal Beloit’s common stock is a component of the S&P Mid Cap 400 Index and the Russell 2000 Index.

CAUTIONARY STATEMENT

The following is a cautionary statement made under the Private Securities Litigation Reform Act of 1995: With the exception of historical facts, the statements contained in this press release may be forward looking statements. Forward-looking statements represent our management’s judgment regarding future events. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “plan,” “expect,” “anticipate,” “estimate,” “believe,” or “continue” or the negative of these terms or other similar words. Actual results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors, including: uncertainties regarding our ability to execute our restructuring plans within expected costs and timing; actions taken by our competitors and our ability to effectively compete in the increasingly competitive global electric motor, power generation and mechanical motion control industries; our ability to develop new products based on technological innovation and the marketplace acceptance of new and existing products; fluctuations in commodity prices and raw material costs; our dependence on significant customers; issues and costs arising from the integration of acquired companies and businesses, including the timing and impact of purchase accounting adjustments; unanticipated costs or expenses we may incur related to product warranty issues; our dependence on key suppliers and the potential effects of supply disruptions; infringement of our intellectual property by third parties, challenges to our intellectual property, and claims of infringement by us of third party technologies; increases in our overall debt levels as a result of acquisitions or otherwise and our ability to repay principal and interest on our outstanding debt; product liability and other litigation, or the failure of our products to perform as anticipated, particularly in high volume applications; economic changes in global markets where we do business, such as reduced demand for the products we sell, currency exchange rates, inflation rates, interest rates, recession, foreign government policies and other external factors that we cannot control; unanticipated liabilities of acquired businesses; cyclical downturns affecting the global market for capital goods; difficulties associated with managing foreign operations; and other risks and uncertainties including but not limited to those described in Item 1A-Risk Factors of the Company’s Annual Report on Form 10-K(A) filed on March 26, 2013 and from time to time in our reports filed with U.S. Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. The forward-looking statements included in this presentation are made only as of their respective dates, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
Unaudited
(Dollars in Millions, Except per Share Data)

	Three Months Ended		Six Months Ended
	Jun 29, 2013	Jun 30, 2012	Jun 29, 2013	Jun 30, 2012
Net Sales	$822.0	$863.9	$1,600.2	$1,671.8
Cost of Sales	612.8	643.8	1,191.5	1,254.1
Gross Profit	209.2	220.1	408.7	417.7
Operating Expenses	128.1	116.8	251.7	235.3
Income From Operations	81.1	103.3	157.0	182.4
Interest Expense	10.7	11.2	21.3	23.0
Interest Income	1.1	0.4	1.8	0.8
Income Before Taxes	71.5	92.5	137.5	160.2
Provision For Income Taxes	17.9	28.2	33.2	46.0
Net Income	53.6	64.3	104.3	114.2
Less: Net Income Attributable to Noncontrolling Interests	2.5	1.6	3.7	2.8
Net Income Attributable to Regal Beloit Corporation	$51.1	$62.7	$100.6	$111.4
Earnings Per Share Attributable to Regal Beloit Corporation:
Basic	$1.14	$1.50	$2.24	$2.68
Assuming Dilution	$1.13	$1.49	$2.22	$2.65
Cash Dividends Declared	$0.20	$0.19	$0.39	$0.37
Weighted Average Number of Shares Outstanding:
Basic	45.0	41.7	45.0	41.6
Assuming Dilution	45.3	42.0	45.3	42.0

SEGMENT INFORMATION
Unaudited
(Dollars In Millions)
	Three Months Ended
	Electrical Segment		Mechanical Segment
	Jun 29, 2013	Jun 30, 2012	Jun 29, 2013	Jun 30, 2012
Net Sales	$753.3	$783.6	$68.7	$80.3
Income from Operations	72.7	91.5	8.4	11.8

	Six Months Ended
	Electrical Segment		Mechanical Segment
	Jun 29, 2013	Jun 30, 2012	Jun 29, 2013	Jun 30, 2012
Net Sales	$1,464.3	$1,515.0	$135.9	$156.8
Income from Operations	140.0	160.9	17.0	21.5

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(Dollars in Millions)
	Jun 29, 2013	Dec 29, 2012
ASSETS
Current Assets:
Cash and Cash Equivalents	$414.4	$375.3
Trade Receivables, less Allowances of $11.7 million in 2013 and $10.2 million in 2012	512.3	446.0
Inventories	581.7	557.0
Prepaid Expenses and Other Current Assets	113.5	112.9
Deferred Income Tax Benefits	53.5	48.7
Total Current Assets	1,675.4	1,539.9

Property, Plant, Equipment and Noncurrent Assets	1,992.7	2,029.2
Total Assets	$3,668.1	$3,569.1

LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$334.7	$251.8
Other Accrued Expenses	235.7	218.3
Current Maturities of Debt	11.1	63.8
Total Current Liabilities	581.5	533.9

Long-Term Debt	757.5	754.7
Other Noncurrent Liabilities	275.0	284.0
Equity:
Total Regal Beloit Corporation Shareholders' Equity	2,008.3	1,953.4
Noncontrolling Interests	45.8	43.1
Total Equity	2,054.1	1,996.5
Total Liabilities and Equity	$3,668.1	$3,569.1

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
Unaudited
(Dollars in Millions)
	Three Months Ended		Six Months Ended
	Jun 29, 2013	Jun 30, 2012	Jun 29, 2013	Jun 30, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$53.6	$64.3	$104.3	$114.2
Adjustments to reconcile net income and changes in assets and liabilities (net of acquisitions) to net cash provided by operating activities:
Depreciation and amortization	31.8	32.2	63.4	63.1
Excess tax benefits from share-based compensation	(0.1)	(0.3)	(0.7)	(0.9)
Loss (Gain) on disposition of property, net	0.3	(0.1)	0.3	(1.4)
Share-based compensation expense	3.1	2.4	5.4	4.5
Change in assets and liabilities	2.6	37.4	(15.4)	24.9
Net cash provided by operating activities	91.3	135.9	157.3	204.4
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant, and equipment	(26.6)	(25.0)	(47.2)	(44.8)
Purchases of investment securities	(8.4)	—	(16.0)	—
Sales of investment securities	8.4	—	15.8	—
Business acquisitions, net of cash acquired	—	(2.3)	(6.0)	(95.3)
Grants received for capital expenditures	—	2.4	—	2.4
Proceeds from sale of assets	—	0.4	—	2.7
Net cash used in investing activities	(26.6)	(24.5)	(53.4)	(135.0)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facility	20.0	75.5	20.0	231.0
Repayments under revolving credit facility	(17.0)	(146.5)	(17.0)	(240.0)
Net proceeds (repayments) of short-term borrowings	(1.5)	(4.3)	2.3	0.8
Repayments of long-term debt	(55.1)	—	(55.2)	(0.1)
Dividends paid to shareholders	(8.5)	(7.5)	(17.0)	(15.0)
Proceeds from the exercise of stock options	1.0	0.4	2.2	2.1
Excess tax benefits from share-based compensation	0.1	0.3	0.7	0.9
Net cash used in financing activities	(61.0)	(82.1)	(64.0)	(20.3)
EFFECT OF EXCHANGE RATES ON CASH	(1.2)	(2.6)	(0.8)	(0.8)

Net increase in cash and cash equivalents	2.5	26.7	39.1	48.3
Cash and cash equivalents at beginning of period	411.9	164.2	375.3	142.6
Cash and cash equivalents at end of period	$414.4	$190.9	$414.4	$190.9

NON-GAAP MEASURES

Unaudited
(Dollars in Millions)

We prepare financial statements in accordance with accounting principles generally accepted in the United States (GAAP).  We also disclose adjusted diluted earnings per share (EPS), adjusted gross profit, adjusted gross profit as a percentage of net sales, adjusted income from operations, free cash flow and free cash flow as a percentage of net income attributable to Regal Beloit Corporation (collectively, “non-GAAP financial measures”). We use these measures in our internal performance reporting and for reports to the Board of Directors.  We also periodically disclose certain of these measures in our quarterly earnings releases, on investor conference calls, and in investor presentations and similar events. We believe that these non-GAAP financial measures are useful measures for providing investors with additional insight into our operating performance. This additional information is not meant to be considered in isolation or as a substitute for our results of operations prepared and presented in accordance with GAAP.  Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment.

	Three Months Ended		Six Months Ended
	Jun 29, 2013	Jun 30, 2012	Jun 29, 2013	Jun 30, 2012
GAAP Gross Profit	$209.2	$220.1	$408.7	$417.7
Purchase Accounting Costs	—	0.2	—	0.7
Restructuring Costs	1.0	0.5	1.5	0.5
Adjusted Gross Profit	$210.2	$220.8	$410.2	$418.9

Adjusted Gross Profit as a Percentage of Net Sales	25.6%	25.6%	25.6%	25.1%

	Three Months Ended		Six Months Ended
	Jun 29, 2013	Jun 30, 2012	Jun 29, 2013	Jun 30, 2012
GAAP Income from Operations	$81.1	$103.3	$157.0	$182.4
Purchase Accounting Costs	—	0.2	—	0.7
Restructuring Costs	1.4	0.5	2.3	0.5
Gain on Disposal of Real Estate	—	—	—	(1.3)
Adjusted Income from Operations	$82.5	$104.0	$159.3	$182.3

	Three Months Ended		Six Months Ended
	Jun 29, 2013	Jun 30, 2012	Jun 29, 2013	Jun 30, 2012
GAAP Net Cash Provided by Operating Activities	$91.3	$135.9	$157.3	$204.4
Additions to Property Plant and Equipment	(26.6)	(25.0)	(47.2)	(44.8)
Free Cash Flow	$64.7	$110.9	$110.1	$159.6
Free Cash Flow as a Percentage of Net Income Attributable to Regal Beloit	126.6%	176.9%	109.4%	143.3%